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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in Medstone International, Inc.'s, Registration Statements on Form S-8 (Nos. 33-32891, 33-45470, 33-32892, and 33-36707) of our report on the audit of the financial statements of Medstone International, Inc., as of and for the year ended December 31, 2001. Our report, which is dated February 7, 2002, appears in the Annual Report on Form 10-K of Medstone International, Inc., for the year ended December 31, 2001.



/s/ MOSS ADAMS LLP

Santa Rosa, California
March 26, 2002